Law Division
--------------------------------------------------------------------------------
1300 South Clinton Street
P.C. Box 1110
Fort Wayne. Indiana 46801
Fax: 219-455-5135
Writer's Direct Dial



     219-455-3018

     JUNE 17, 1994


    The Lincoln National Life Insurance Company
    1300 South Clinton Street
    P.O. Box 1110
    Fort Wayne, IN 46801

     Re:  Lincoln Life Flexible Premium Variable Life Account K, a
          Segregated Account of The Lincoln National Life Insurance Company - Registration Under the Securities Act of 1933 on Form S-6.

     Ladies and Gentlemen:

     I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

     I am of the opinion that upon acceptance by Lincoln Life Flexible Premium Variable Life Account K (the "Fund"), a segregated account of The Lincoln National Life Insurance Company (LNL), of contributions from a person pursuant to an insurance policy issued in accordance with the prospectus contained in the registration statement on Form S-6, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Fund, and the securities issued will represent binding obligations of LNL.

     I consent to the filing of this opinion as an exhibit to the Fund's Pre-Effective Amendment No. I to the Registration Statement on Form S-6.

                                                       Very truly yours,



                                                       Jeremy Sachs
                                                       General Counsel

     JS/ryj
     VION12LB